Exhibit 7.03

                              VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of November 8, 2006 by and between Northrop Grumman Space & Mission Systems Corp., an Ohio corporation ("Parent"), and the undersigned securityholder ("Stockholder") of Essex Corporation, a Virginia corporation (the "Company").

                                 RECITALS:

     A. Parent, the Company and Merger Sub (as defined below) are concurrently entering into a Merger Agreement (the "Merger Agreement"), which provides for the merger (the "Merger") of Eagle Transaction
Corporation, a Virginia corporation ("Merger Sub"), with and into the Company, pursuant to which all outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as set forth on the signature page hereof.

     C. As an  inducement  and a  condition  to  entering  into the  Merger
Agreement by Parent, Parent has requested that Stockholder agree, and Stockholder has agreed (in his or her capacity as such, and not in any other capacity, including as a director or officer of the Company, as applicable), to enter into this Agreement in order to facilitate the consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. For the purposes of this Agreement, capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

        (a) "Expiration Date" shall mean the earliest to occur of (i) the six month anniversary of the date and time as the Merger Agreement shall have been validly terminated according to its terms, and (ii) the date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

        (b) "Person" shall mean any individual,  corporation,  partnership,
limited   liability   company,   joint   venture,    association,    trust,
unincorporated organization or other entity.

        (c) "Shares" shall mean: (i) all securities of the Company (including all shares of capital stock of the Company and all preferred stock, options, warrants and other rights to acquire shares of capital stock of the Company) owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options, warrants and other rights to acquire shares of capital stock of the Company) which Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

        (d) "Transfer" shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

     2. Restriction on Transfer, Proxies and Non-Interference. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not, directly or indirectly, (A) cause or permit the Transfer of any of the Shares to be effected or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein, (B) grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Shares in contravention of the obligations of Stockholder under this Agreement, (C) request that the Company register the Transfer in contravention of this Agreement of any certificate or uncertificated interest representing any of the Shares or (D) permit any such Shares to be, or become subject to, any pledges, liens, preemptive rights, security interests, claims, charges or other encumbrances or arrangements (each, an "Encumbrance").

     3. Agreement to Vote Shares. During the period commencing on the date hereof and continuing until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed as proxies under Section 4, or shall cause the record holder of any Shares on the applicable record date to appear (in Person or by proxy) and vote the Shares:

        (a) in favor of adoption and approval of the Merger Agreement and the Merger contemplated thereby, including each other action, agreement and transaction contemplated by or in furtherance of the Merger Agreement, the Merger and this Agreement;

        (b) against  approval of any proposal made in opposition  to, or in
competition   with,   consummation  of  the  Merger  and  the  transactions
contemplated by the Merger Agreement;

        (c) except as otherwise agreed to in writing in advance by Parent, against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger; and

        (d) against any Takeover Proposal (other than the Takeover Proposal contemplated by the Merger Agreement).

     4. Limited Irrevocable Proxy. Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby irrevocably and unconditionally grants a proxy appointing Ann Coons and Anna Lueje of Parent as such Stockholder's attorneys-in-fact and proxies, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power solely as specifically set forth in Section 3 as to the matters specified in Section 3. The proxy granted by Stockholder pursuant to this
Section 4 is coupled with an interest and is irrevocable and is granted in consideration of Parent entering into this Agreement and incurring certain related fees and expenses. Notwithstanding the foregoing, the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 13.1-663(D) of the Viriginia Stock Corporation Act ("VSCA"). Parent covenants and agrees that Ann Coons and Anna Lueje of Parent shall attend any stockholder meeting called with respect to the matters in Section 3 either in person or by proxy, and shall vote all the Shares as contemplated by Section 3 at any such meeting, including any adjournment or postponement thereof.

     5. No Solicitations. From the date hereof until the Expiration Date, but subject to Section 12 hereof, Stockholder agrees neither Stockholder nor any of its Affiliates, officers or directors shall, and Stockholder shall not permit Stockholder's or its Affiliates' employees, agents or representatives, including any investment banker, attorney, consultant or accountant (collectively, "Representatives") on its behalf to, initiate, solicit or knowingly encourage any inquiries or the making of, any Takeover Proposal from any Person other than Parent. Stockholder further agrees that, from the date hereof until the Expiration Date, Stockholder shall not, and Stockholder shall not permit any of its Representatives to, (i) engage in any discussions or negotiations with, or provide any confidential or non-public information or data to, any Person other than Parent relating to a Takeover Proposal, (ii) knowingly encourage any effort or attempt by any Person other than Parent to make or implement a Takeover Proposal, or
(iii) execute or enter into with any Person other than Parent, any letter of intent, exclusivity agreement, agreement in principle, voting agreement, acquisition agreement, option agreement, or other similar agreement related to any Takeover Proposal. Stockholder agrees that it, its Affiliates, officers, directors and Representatives will immediately upon execution of this Agreement cease and cause to be terminated any existing activities, discussions or negotiations with any Persons other than Parent with respect to any Takeover Proposal.

     6. Representations and Warranties and Agreements of Stockholder. Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date:

        (a) Stockholder is the beneficial owner of all of the Shares set forth on the signature page of this Agreement. Stockholder has sole voting power and sole power of disposition with respect to all of the Shares set forth on the signature page of this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Stockholder does not beneficially own any securities of the Company other than the Shares set forth on the signature page of this Agreement, as supplemented from time to time pursuant to Section 10 hereof.

        (b) The Shares are free and clear of any Encumbrances or other encumbrances of any kind or nature.

        (c) Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate or breach, and will not give rise to any violation or breach of, Stockholder's certificate of formation or limited liability company agreement or other organizational documents (if Stockholder is not an individual), or any law, court order, contract, instrument, arrangement or agreement by which such Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

        (d) The execution and delivery of this Agreement by Stockholder does not, and, to the best of Stockholder's knowledge, the performance by Stockholder of his, her or its obligations hereunder will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than required filings under Section 13 of the Exchange Act.

        (e) Each Stockholder will, in its capacity as a beneficial owner of the Shares, at all times until the Expiration Date, (i) use all reasonable efforts to cooperate with the Company and Parent in connection with the Merger, (ii) promptly take such further actions and execute and deliver such additional documents as may be necessary or appropriate to consummate the Merger, (iii) provide any information reasonably requested by the Company or Parent for any regulatory application or filing made or approval sought for the Merger and (iv) make all filings with all third parties and Governmental Entities necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement and other documents in connection with the Merger.

     7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that, as of the date hereof, Parent has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent will not violate or breach, and will not give rise to any violation or breach of, its articles of incorporation or any law, court order, contract, instrument, arrangement or agreement by which such Parent is a party or is subject. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

     8. Consent. Stockholder consents and authorizes Parent and the Company to publish and disclose in the Company Proxy Materials (including all documents filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

     9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to Stockholder.

     10. Stockholder Notification of Acquisition of Additional Shares. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall promptly notify Parent of the number of any additional Shares and the number and type of any other voting securities of the Company acquired by
Stockholder,   if  any,  after  the  date  hereof.

     11. Appraisal Rights. Stockholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Article 15 of the VSCA) to demand appraisal of any of the Shares which may arise with respect to the Merger.

     12. Actions of the Stockholder as Director or Officer. In the event the Stockholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, but subject to compliance with the terms and conditions of Section 6.4 of the Merger Agreement and without limiting in any way any of the terms, conditions or obligations thereof, nothing in this Agreement is intended or shall be construed to require the Stockholder to take any action that is incompatible with the Stockholder's fiduciary duties as a director of the Company or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of the Company, and in the event the Stockholder is an officer of the Company, nothing in Section 5 of this Agreement is intended or shall be construed to prevent the Stockholder from taking any actions in accordance with the proper directions of the Board of Directors of the Company that are given in compliance with and subject to the terms, conditions and obligations of Section 6.4 of the Merger Agreement.

     13. Miscellaneous.

        (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        (b) Termination of Agreement. Except as set forth below, this Agreement shall terminate on the earlier to occur of the Expiration Date or such time as the parties hereto may mutually agree. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties and all rights and obligations of each party hereto shall cease; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

        (c) Certain Events. This Agreement and the obligations hereunder shall attach to all of the Shares and shall be binding upon any Person to whom legal or beneficial ownership of any of the Shares shall pass, whether by operation of law or otherwise.

        (d) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

        (e) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        (f) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, facsimile or by overnight courier:

            If to Parent, to:

            Northrop Grumman Space & Mission Systems Corp.
            1840 Century Park East
            Los Angeles, CA  90067-2199
            Attention:  Corporate Vice President and General Counsel
            Facsimile: 310 556-4558

            with a copy (which will not constitute notice to Parent) to:

            Northrop Grumman Space & Mission Systems Corp.
            1840 Century Park East
            Los Angeles, CA  90067-2199
            Attention:  Director Strategic Transactions
            Facsimile: 310-201-3088

            and with a copy (which will not constitute notice to Parent) to:

            Fried, Frank, Harris, Shriver & Jacobson LLP
            One New York Plaza
            New York, NY 10004
            Attention:  David Shine, Esq.
            Facsimile:  212 859-4000

            If to Stockholder, to the address for notice set forth on the signature page hereof.

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three
(3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile; or on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier.

        (g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable the remaining provisions hereof, shall, subject to the following sentence, remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

        (h) No Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, waive compliance with any of the obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation contained herein shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law rules.

        (j)  Enforcement  of  Agreement.  The  parties  hereto  agree  that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek, without the posting of a bond, an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        (k) Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

        (l) Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense.

                          [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned have executed, or caused this Voting Agreement to be executed by a duly authorized officer, as of the date first written above.

NORTHROP GRUMMAN SPACE AND                      STOCKHOLDER
MISSION SYSTEMS CORP.



By:                                             By:
   ------------------------------------            --------------------------
    Signature of Authorized Signatory              Signature

Name:                                           Name:
     ----------------------------------              ------------------------
Title:                                          Title:
      ---------------------------------               -----------------------

                                                -----------------------------

                                                -----------------------------
                                                Print Address

                                                Shares beneficially owned:

                                                __________ shares of the
                                                Company Common Stock

                                                __________  shares of the
                                                Company Common Stock issuable
                                                upon the exercise of
                                                outstanding options, warrants
                                                or other rights